EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Keith A. Meister, Principal Executive Officer of Icahn Enterprises GP Inc., the General Partner of Icahn Enterprises L.P. (the “Registrant”), certify that to the best of my knowledge, based upon a review of the American Real Estate Partners, L.P. quarterly report on Form 10-Q for the period ended September 30, 2007 of the Registrant (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Keith A Meister
Keith A Meister
Principal Executive Officer and Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the General Partner of Icahn Enterprises L.P.

Date: November 8, 2007